Exhibit 99.1

Aptiv Reports First Quarter 2020 Financial Results

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, today reported first quarter 2020 U.S. GAAP earnings of $6.14 per diluted share, which includes a gain of $5.63 per diluted share resulting from the completion of Aptiv’s autonomous driving joint venture with Hyundai Motor Group (“Hyundai”). Excluding special items, first quarter earnings totaled $0.68 per diluted share. These results include the adverse impacts of global vehicle production declines of 24% in the first quarter, largely resulting from the ongoing impacts of the novel coronavirus (“COVID-19”) pandemic.

First Quarter Highlights Include:
•U.S. GAAP revenue of $3.2 billion, a decrease of 10%
◦Revenue decreased 7% adjusted for currency exchange, commodity movements and divestitures; largely resulting from volume declines associated with the adverse impacts of the COVID-19 pandemic
•U.S. GAAP net income of $1,572 million, diluted earnings per share of $6.14; which includes a gain of $5.63 per diluted share resulting from the completion of the autonomous driving joint venture
◦Excluding special items, earnings of $0.68 per diluted share
•U.S. GAAP operating income margin of 50.2%, operating income of $1,619 million; which includes a gain of $1,434 million resulting from the completion of the autonomous driving joint venture
◦Adjusted Operating Income margin of 7.2%, Adjusted Operating Income of $231 million
•Generated $161 million of cash from operations
•Extended existing Credit Agreement to August 2022; further strengthening liquidity and enhancing financial flexibility in response to the COVID-19 pandemic

“I want to thank Aptiv team members globally for their dedication and efforts to ensure the health and safety of our employees and the flawless delivery for our customers in the first quarter,” said Kevin Clark, president and chief executive officer. “Initially in China, and then globally, we implemented robust measures in each of our facilities to ensure employees were protected and safe restart protocols were in place. During the first quarter, we also took decisive actions in partnership with our key stakeholders, to preserve our financial strength, and better position Aptiv to navigate, innovate and lead through the disruption. Reflecting on the progress we have made the past few years to strengthen our through-cycle resiliency, we entered these unprecedented times with an incredibly strong balance sheet, robust business model and strategically positioned product portfolio. As we continue to adapt during this crisis, we are committed to proactively preserving capital and managing our costs, investing in our key growth technologies and being resilient in the face of the challenges that remain ahead to help protect the long-term opportunities for our employees, customers and shareholders.”

First Quarter 2020 Results
For the three months ended March 31, 2020, the Company reported U.S. GAAP revenue of $3.2 billion, a decrease of 10% from the prior year period, which includes volume declines of 7% primarily resulting from the impacts of the COVID-19 pandemic, which also resulted in global vehicle production declines of 24% over the same period. Adjusted for currency exchange, commodity movements and divestitures, revenue decreased by 7% in the first quarter. This reflects declines of 22% in Asia, which includes a decline of 31% in China, and 8% in North America, partially offset by increases of 2% in Europe and 17% in South America, our smallest region.
The Company reported first quarter 2020 U.S. GAAP net income of $1,572 million and earnings of $6.14 per diluted share, which includes a non-cash gain of $5.63 per diluted share resulting from the completion of the autonomous driving joint venture with Hyundai, compared to $240 million and $0.92 per diluted share in the prior year period. First quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $173 million, or $0.68 per diluted share, including the adverse impacts of the COVID-19 pandemic on global vehicle production, compared to $273 million, or $1.05 per diluted share, in the prior year period.
First quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $231 million, compared to $345 million in the prior year period. Adjusted Operating Income margin was 7.2%, compared to 9.7% in the prior year period, primarily as a result of declines in global vehicle production and consumer demand, work stoppages, disruptions to our supply chain and other adverse global economic impacts, particularly those resulting from governmental “lock-down” orders for all non-essential activities, due to the COVID-19 pandemic. Depreciation and amortization expense totaled $180 million, an increase from $173 million in the prior year period.
Interest expense for the first quarter totaled $43 million, as compared to $38 million in the prior year period, which reflects the impacts of our debt refinancing transactions in the first quarter of 2019, as well as incremental borrowings under our Revolving Credit Facility in response to the impacts of the COVID-19 pandemic, as referenced below.
Tax expense in the first quarter of 2020 was $10 million, resulting in an effective tax rate of approximately 1%, which includes favorable rate impacts of approximately 11 points resulting from the gain on the autonomous driving joint venture, which was taxed using the appropriate tax rate for the jurisdiction where the benefit was incurred. Tax expense in the first quarter of 2019 was $33 million, resulting in an effective tax rate of approximately 12%.
The Company generated net cash flow from operating activities of $161 million in the first quarter, compared to $84 million in the prior year period. As of March 31, 2020, the Company had cash and cash equivalents of $2.1 billion and total available liquidity of $2.2 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

COVID-19 Pandemic
As previously communicated, the Company has taken decisive actions in response to the unprecedented uncertainty related to the impact the COVID-19 pandemic is having on the global automotive industry and economies around the world. These actions include actively managing costs, capital spending and working capital to further strengthen liquidity, including the ramping down of certain production facilities in response to customer plant closures and changes in vehicle production schedules. The Company has also taken prudent actions to further enhance its financial flexibility and liquidity during the pandemic by drawing down all remaining availability under its existing $2.0 billion Revolving Credit Facility, announcing the suspension of its annual cash dividend payments and ceasing further share repurchases until such time as the global economic uncertainties and business impacts resulting from the pandemic have abated. We will continue to actively monitor the ongoing potential impacts of COVID-19 and, while the ultimate impact of the pandemic to our business remains highly uncertain, we will continue to seek to aggressively mitigate and minimize its impact on our business.

Credit Agreement Extension
In addition to the actions described above, subsequent to March 31, 2020, the Company reached agreement with substantially all of its lenders under its existing Credit Agreement to, among other things, extend the Credit Agreement maturity date to August 17, 2022. The Company’s Credit Agreement is comprised of a $2.0 billion Revolving Credit Facility and a $350 million Tranche A Term Loan. The maturity extension of the Credit Agreement further enhances the Company’s liquidity and financial flexibility to combat the uncertainty and ongoing impacts resulting from the COVID-19 pandemic.

Q2 and Full Year 2020 Outlook
As the Company previously communicated, the current economic environment remains highly uncertain and the impacts of the COVID-19 pandemic are increasingly reducing visibility into when customers’ plants will be fully operational, as well as creating the potential for lower consumer demand and additional supply chain interruptions, which could adversely impact vehicle production. As a result, the Company will not be providing second quarter and full year 2020 financial guidance at this time.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.866.548.4713 (U.S. and Canada) or +1.323.794.2093 (international) or through a webcast at ir.aptiv.com. The conference ID number is 7728801. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring, other acquisition and portfolio project costs, asset impairments, gains (losses) on business divestitures and other transactions and deferred compensation related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales.
Adjusted Net Income represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling the future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; uncertainties posed by the COVID-19 pandemic and the difficulty in predicting its future course and its impact on the global economy and the Company’s future operations; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material integral to the Company’s products; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the United States-Mexico-Canada Agreement and its predecessor agreement, the North American Free Trade Agreement; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(in millions, except per share amounts)
Net sales	$3,226	$3,575
Operating expenses:
Cost of sales	2,725	2,962
Selling, general and administrative	252	256
Amortization	36	34
Restructuring	28	26
Gain on autonomous driving joint venture	(1,434)	—
Total operating expenses	1,607	3,278
Operating income	1,619	297
Interest expense	(43)	(38)
Other (expense) income, net	(1)	16
Income before income taxes and equity income	1,575	275
Income tax expense	(10)	(33)
Income before equity income	1,565	242
Equity income, net of tax	2	3
Net income	1,567	245
Net (loss) income attributable to noncontrolling interest	(5)	5
Net income attributable to Aptiv	$1,572	$240

Diluted net income per share:
Diluted net income per share attributable to Aptiv	$6.14	$0.92
Weighted average number of diluted shares outstanding	255.83	259.55

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$2,055	$412
Restricted cash	32	16
Accounts receivable, net	2,308	2,569
Inventories	1,363	1,286
Other current assets	432	504
Assets held for sale	—	532
Total current assets	6,190	5,319
Long-term assets:
Property, net	3,249	3,309
Operating lease right-of-use assets	393	413
Investments in affiliates	2,090	106
Intangible assets, net	1,132	1,186
Goodwill	2,389	2,407
Other long-term assets	724	719
Total long-term assets	9,977	8,140
Total assets	$16,167	$13,459
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$260	$393
Accounts payable	2,243	2,463
Accrued liabilities	1,152	1,155
Liabilities held for sale	—	43
Total current liabilities	3,655	4,054
Long-term liabilities:
Long-term debt	5,964	3,971
Pension benefit obligations	466	483
Long-term operating lease liabilities	308	329
Other long-term liabilities	621	611
Total long-term liabilities	7,359	5,394
Total liabilities	11,014	9,448
Commitments and contingencies
Total Aptiv shareholders’ equity	4,971	3,819
Noncontrolling interest	182	192
Total shareholders’ equity	5,153	4,011
Total liabilities and shareholders’ equity	$16,167	$13,459

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(in millions)
Cash flows from operating activities:
Net income	$1,567	$245
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	180	173
Restructuring expense, net of cash paid	(15)	(5)
Deferred income taxes	(18)	4
Income from equity method investments, net of dividends received	(2)	(3)
Loss on extinguishment of debt	—	6
Gain on autonomous driving joint venture, net	(1,434)	—
Other, net	10	27
Changes in operating assets and liabilities:
Accounts receivable, net	260	(249)
Inventories	(77)	(49)
Accounts payable	(170)	53
Other, net	(131)	(110)
Pension contributions	(9)	(8)
Net cash provided by operating activities	161	84
Cash flows from investing activities:
Capital expenditures	(205)	(235)
Proceeds from sale of property / investments	2	3
Cost of business acquisitions and other transactions, net	(5)	2
Cost of technology investments	—	(3)
Settlement of derivatives	1	(2)
Net cash used in investing activities	(207)	(235)
Cash flows from financing activities:
Increase (decrease) in other short and long-term debt, net	1,871	229
Repayment of senior notes	—	(654)
Proceeds from issuance of senior notes, net of issuance costs	—	643
Dividend payments of consolidated affiliates to minority shareholders	(6)	—
Repurchase of ordinary shares	(57)	(226)
Distribution of cash dividends	(56)	(57)
Taxes withheld and paid on employees’ restricted share awards	(32)	(34)
Net cash provided by (used in) financing activities	1,720	(99)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(16)	4
Increase (decrease) in cash, cash equivalents and restricted cash	1,658	(246)
Cash, cash equivalents and restricted cash at beginning of the period	429	568
Cash, cash equivalents and restricted cash at end of the period	$2,087	$322

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended March 31,
	2020	2019	%
	(in millions)
Net Sales
Signal and Power Solutions	$2,330	$2,562	(9)%
Advanced Safety and User Experience	902	1,023	(12)%
Eliminations and Other (a)	(6)	(10)
Net Sales	$3,226	$3,575

Adjusted Operating Income
Signal and Power Solutions	$225	$283	(20)%
Advanced Safety and User Experience	6	62	(90)%
Eliminations and Other (a)	—	—
Adjusted Operating Income	$231	$345

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Aptiv for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	255.51	259.08
Dilutive shares related to RSUs	0.32	0.47
Weighted average ordinary shares outstanding, including dilutive shares	255.83	259.55
Net income per share attributable to Aptiv:
Basic	$6.15	$0.93
Diluted	$6.14	$0.92

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended March 31, 2020

Reported net sales % change	(10)%
Less: foreign currency exchange and commodities	(2)%
Less: divestitures and other, net	(1)%
Adjusted revenue growth	(7)%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended March 31,
	2020		2019
	($ in millions)
	$	Margin	$	Margin
Net income attributable to Aptiv	$1,572		$240
Interest expense	43		38
Other expense (income), net	1		(16)
Income tax expense	10		33
Equity income, net of tax	(2)		(3)
Net (loss) income attributable to noncontrolling interest	(5)		5
Operating income	$1,619	50.2%	$297	8.3%
Restructuring	28		26
Other acquisition and portfolio project costs	14		11
Deferred compensation related to nuTonomy acquisition	4		11
Gain on business divestitures and other transactions	(1,434)		—
Adjusted operating income	$231	7.2%	$345	9.7%

Segment Adjusted Operating Income
(in millions)
Three Months Ended March 31, 2020	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$199	$1,420	$—	$1,619
Restructuring	19	9	—	28
Other acquisition and portfolio project costs	7	7	—	14
Deferred compensation related to nuTonomy acquisition	—	4	—	4
Gain on business divestitures and other transactions	—	(1,434)	—	(1,434)
Adjusted operating income	$225	$6	$—	$231

Depreciation and amortization (a)	$139	$41	$—	$180

Three Months Ended March 31, 2019	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$257	$40	$—	$297
Restructuring	19	7	—	26
Other acquisition and portfolio project costs	7	4	—	11
Deferred compensation related to nuTonomy acquisition	—	11	—	11
Adjusted operating income	$283	$62	$—	$345

Depreciation and amortization (a)	$131	$42	$—	$173

(a) Includes asset impairments.

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2020	2019
	(in millions, except per share amounts)
Net income attributable to Aptiv	$1,572	$240
Adjusting items:
Restructuring	28	26
Other acquisition and portfolio project costs	14	11
Deferred compensation related to nuTonomy acquisition	4	11
Gain on business divestitures and other transactions	(1,434)	—
Debt extinguishment costs	—	6
Gain on changes in fair value of equity investments	—	(19)
Tax impact of adjusting items (a)	(11)	(2)
Adjusted net income attributable to Aptiv	$173	$273

Weighted average number of diluted shares outstanding	255.83	259.55
Diluted net income per share attributable to Aptiv	$6.14	$0.92
Adjusted net income per share	$0.68	$1.05

(a)	Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended March 31,
	2020	2019
	(in millions)
Cash flows from operating activities:
Net income	$1,567	$245
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	180	173
Restructuring expense, net of cash paid	(15)	(5)
Working capital	13	(245)
Pension contributions	(9)	(8)
Gain on autonomous driving joint venture, net	(1,434)	—
Other, net	(141)	(76)
Net cash provided by operating activities	161	84

Cash flows from investing activities:
Capital expenditures	(205)	(235)
Cost of business acquisitions and other transactions, net	(5)	2
Cost of technology investments	—	(3)
Settlement of derivatives	1	(2)
Other, net	2	3
Net cash used in investing activities	(207)	(235)

Adjusting items:
Adjustment for cost of business acquisitions and other transactions, net	5	(2)
Cash flow before financing	$(41)	$(153)

Investor Contact:
Elena Rosman
+1.917.994.3934
elena.rosman@aptiv.com

Media Contact:
Sarah McKinney
+1.617.603.7946
sarah.mckinney@aptiv.com